Exhibit 10.31
CONSULTING AGREEMENT
     THIS CONSULTING AGREEMENT (the “Agreement”), made this 1st day of January, 2008 (“Effective Date”) is entered into by Idera Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 167 Sidney Street, Cambridge, MA 02139 (the “Company”), and Karr Pharma Consulting, LLC, having a place of business located at 30 Ox Bow Lane, Essex, Connecticut 06426 (the “Consultant”). Company and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”
INTRODUCTION
     The Company desires to retain the services of the Consultant and the Consultant desires to perform certain Services, as defined below, for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:
     1.      Services. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company (“Service”). Such Services shall be performed at such location, on such days, and at such times as may be reasonably agreed by the Company and the Consultant. Such Services, if any, shall be performed on an as needed basis.
     2.      Term. This Agreement shall commence on the Effective Date and shall continue until December 31, 2008 (such period, as it may be extended, being referred to as the “Consultation Period”), unless sooner terminated in accordance with the provisions of Section 4.
     3.      Compensation.
               3.1    Consulting Fees. The Consultant shall be entitled to $375 per hour, not to exceed $3,000 per day, of Service actually performed by the Consultant hereunder. The Consultant shall submit to the Company monthly statements, in a form satisfactory to the Company, detailing Services performed for the Company in the previous month. The Company shall pay to the Consultant consulting fees with respect to all Services actually performed and invoiced within 30 days after Company’s receipt of each monthly invoice.
               3.2    Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his Services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after Company’s receipt thereof. Notwithstanding the foregoing, the Consultant shall not incur total expenses in excess of $ 1,000 per month without the prior written approval of the Company.
               3.3    Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges made available to employees of the Company, including, without limitation, social security, unemployment, medical or pension payments.

     4.      Termination. Each of the Company and the Consultant may terminate the Consultation Period upon 30 days’ prior written notice to the other Party. In the event of such termination, the Consultant shall be entitled to payment for Services performed and expenses paid or incurred prior to the effective date of termination, subject to the limitation on reimbursement of expenses set forth in Section 3.2. Notwithstanding the foregoing, the Company may terminate the Consultation Period, effective immediately upon receipt of written notice, if the Consultant breaches or threatens to breach any provision of this Agreement or Section 7, 8 or 9 of the Employment Agreement (as defined below).
     5.      Cooperation. The Consultant shall use his best efforts in the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.
     6.      Employment Agreements.
                    (a)      The Company and the Consultant acknowledge and agree that this Consulting Agreement shall take effect immediately following the effectiveness of the Consultant’s resignation as an officer and employee of the Company and the termination of the Employment Period (as defined in the Employment Agreement dated as of December 5, 2005 between the Company and the Consultant (the “Employment Agreement”)).
                    (b)      The Consultant hereby agrees that during the Consulting Period he shall continue to be bound by and subject to the provisions of Sections 7, 8 and 9 of the Employment Agreement, as if he continued to be an employee of the Company during the Consultation Period and that references in such Sections to the termination or cessation of employment shall be deemed to mean the termination or cessation of the Consultation Period hereunder. For example, as a result of this Section 6(b), the Consultant shall be subject to and bound by the non-competition and non-solicitation obligations set forth in Section 8 of the Employment Agreement during the Consultation Period and for a period of one year after the termination or cessation of the Consultation Period for any reason.
     7.      Independent Contractor Status. The Consultant shall perform all Services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.
     8.      Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other Party at the address shown above, or at such other address or addresses as either Party shall designate to the other in accordance with this Section 8.

     9.      Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.
     10.     Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.
     11.     Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.
     12.     Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.
     13.     Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both Parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.
     14.     Miscellaneous.
               14.1    No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
               14.2    The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
               14.3    In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.
     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

IDERA PHARMACEUTICALS, INC.		KARR PHARMA CONSULTING, LLC
By:	/s/ Lou Arcudi	By:	/s/ Robert W. Karr

Lou Arcudi		Robert W. Karr, M.D.
CFO
Date:	1-2-08	Date:	1-2-08

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